UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 9, 2008
____________________________

HYDROGEN CORPORATION
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

(Commission File Number)		(IRS Employer Identification No.)
0-32065	10 East 40th Street, Suite 3405 New York, New York 10021 (Address of Principal Executive Offices and zip code)	86-0965692

(212) 672-0380
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2008, HydroGen Corporation (the “Company”) received a Nasdaq Staff Deficiency Letter (the “Deficiency Letter”) indicating that the Company has failed to comply with the minimum bid price requirement for continued listing on the The Nasdaq Stock Market set forth in Marketplace Rule 4310(c)(4) for thirty (30) consecutive trading days. The Deficiency Letter further stated that, in accordance with Marketplace Rule 4310(c)(8)(D), the Company has until January 6, 2009 to regain compliance.

Item 8.01.	Other Events.

On July 15, 2008, the Company issued a press release announcing that it had received a Nasdaq Staff Deficiency Letter indicating that the Company has failed to comply with the minimum bid price requirement for continued listing. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information in this Item 8.01, including that incorporated herein by reference, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated July 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 15, 2008	HYDROGEN CORPORATION

	By:	/s/ Joshua Tosteson
	Name:	Joshua Tosteson
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of HydroGen Corporation dated July 15, 2008.